NOTIFICATION OF 2001 CORPORATE AND INDIVIDUAL PERFORMANCE OBJECTIVES UNDER SENIOR EXECUTIVE ANNUAL INCENTIVE PROGRAM ("AWARD NOTIFICATION")

Name:             _________________

Position:         _________________

This document serves as notification of your base salary and performance goals effective January 1, 2001

Base Salary:

         * $_______________

Annual Incentive Award Opportunities:

         *   Threshold -  ___%
         *   Target - ___%
         *   Maximum - __%

2001 Corporate Performance Objectives (actual performance achievement between threshold, target, and maximum levels will be interpolated):

1.  Corporate Earnings Target as established by Compensation Committee

         $


2001 Individual Performance Objectives (evaluated only if Corporate Performance Objectives are not reached)